UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 21, 2017

 Versum Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37664	47-5632014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8555 South River Parkway, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)
(602) 282-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Versum Materials, Inc. (the "Company") held its Annual Meeting of Stockholders on March 21, 2017. There were present at the meeting, either in person or by proxy, holders of 98,714,286 shares of common stock which is 90.78% of the shares of stock entitled to vote at the meeting and which constituted a quorum.
Proposal One - Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Seifi Ghasemi	89,187,001	2,842,468	6,684,817
Guillermo Novo	91,735,432	294,037	6,684,817
Jacques Croisetière	91,730,484	298,985	6,684,817
Dr. Yi Hyon Paik	91,666,335	363,134	6,684,817
Thomas J. Riordan	91,606,589	422,880	6,684,817
Susan C. Schnabel	91,620,744	408,725	6,684,817
Ambassador Alejandro D. Wolff	90,998,913	1,030,556	6,684,817

Proposal Two - Ratify the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2017:

For	Against	Abstained
98,286,696	307,722	119,868
(99.56% of the votes cast)

Proposal Three - Approve, by Non-Binding Advisory Vote, the Compensation Paid to the Company's Named Executive Officers ("Say-on-Pay"):

For	Against	Abstained	Broker Non-Votes
89,650,716	2,175,045	203,708	6,684,817
(97.41% of the votes cast)

Proposal Four - Recommend, by Non-Binding Advisory Vote, whether a Non-Binding Advisory Vote to Approve the Compensation Paid to the Company's Named Executive Officers Should Occur Every One, Two or Three Years ("Say-on-Frequency"):

1 Year	2 Years	3 Years	Abstained
82,842,600	431,634	8,597,192	158,043
(90.01% of the votes cast)

With respect to the frequency of the Say-on-Pay vote, the Company has determined to hold a non-binding advisory vote on the compensation paid to its Named Executive Officers each year until at least the next Say-on-Frequency vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.

Date: March 22, 2017	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President Law and Human Resources, General Counsel and Secretary